Exhibit 99.1

ADT Announces Pricing of First-Priority Senior Secured Notes
BOCA RATON, Fla., September 30, 2025 - ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), today announced that its indirect wholly owned subsidiary, The ADT Security Corporation, has priced its offering of $1.0 billion aggregate principal amount of 5.875% first-priority senior secured notes due 2033 (the “Notes”) in an offering that will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”).
The Offering is expected to close on October 15, 2025, subject to certain conditions.
ADT expects to use the proceeds from the Offering, together with the proceeds from the incurrence of incremental first lien senior secured term loans and cash on hand, to (i) redeem in full all $1.3 billion outstanding aggregate principal amount of the 6.250% Second-Priority Senior Secured Notes due 2028 (the “Second-Priority Notes”) of Prime Security Services Borrower, LLC and Prime Finance Inc., each a wholly owned indirect subsidiary of ADT, and (ii) pay related fees and expenses in connection with the transactions.
The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and in offshore transactions, only to non-U.S. investors pursuant to Regulation S. The Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
Nothing in this press release should be construed as a notice to redeem any Second-Priority Notes.
About ADT Inc.
ADT provides safe, smart and sustainable solutions for people, homes and small businesses. Through innovative offerings, unrivaled safety and a premium customer experience, all delivered by the largest networks of smart home security professionals in the U.S., we empower people to protect and connect to what matters most. For more information, visit www.adt.com.

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Forward-Looking Statements
ADT has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties, including those described below. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to, among other things, the Offering, the incurrence of the incremental term loans, including with respect to the expected closing date; the expected use of proceeds of the Offering and the incremental term loans, including with respect to the redemption of the Second-Priority Notes; the expectations, plans and objectives of management; any stated or implied outcomes with regard to the foregoing; and other matters. Without limiting the generality of the preceding sentences, any time we use the words “ongoing,” “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this press release, including among others, factors relating to risks and uncertainties regarding the benefits and any difficulties with respect to the effect of the Company’s divestiture of its commercial business and the Company’s exit from its residential solar business (the “ADT Solar Exit”), including that the costs of the ADT Solar Exit may exceed the Company’s best estimates; the Company’s ability to keep pace with rapid technological changes and other industry changes; the Company’s ability to maintain and grow the Company’s existing customer base and to integrate strategic bulk purchases of customer accounts; activity in repurchasing shares of ADT’s common stock under the Company’s current share repurchase plan; the Company’s expectations regarding its ability to effectively implement counter measures intended to safeguard the Company’s information technology assets and operations; the Company’s ongoing assessments of the impacts of cybersecurity incidents, including with respect to the Company’s relationships with customers, employees and regulators; the Company’s ability to coordinate effectively with its third party business partners to address any cybersecurity incidents; legal, reputational and financial risks resulting from any cybersecurity incidents; and that any future, or still undetected, cybersecurity related incident, whether an attack, disruption, intrusion, denial of service, theft or other breach could result in unauthorized access to, or disclosure of, data, resulting in claims, costs and reputational harm that could negatively affect actual results of operations or financial condition; the development, deployment, and use of artificial intelligence (“AI”) in our products and services, including technological and legal uncertainties surrounding AI technologies; any material changes to the valuation allowances the Company takes with respect to its deferred tax assets; any changes in regulations or laws, economic and financial conditions, including labor and tax law changes or any impacts on the global economy or consumer discretionary spending due to tariffs or otherwise, changes to privacy requirements, changes to telemarketing, email marketing and similar consumer protection laws, interest volatility, and trade tariffs and restrictions applicable to the products we sell; the Company’s ability to effectively implement its strategic partnerships with State Farm or Google, including, commercializing products or utilizing any of the amounts invested in the Company or provided by State Farm for research and development or other purposes; and risks that are described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the SEC, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.